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EXHIBIT 10.3

                                                                  EXECUTION COPY




                          PLEDGE AND SECURITY AGREEMENT

                            Dated as of May 17, 2006

                                  by and among

                        OVERHILL FARMS, INC., as Grantor

                                       and

                       GUGGENHEIM CORPORATE FUNDING, LLC,
                               as Collateral Agent




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

                                              TABLE OF CONTENTS

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ARTICLE I             DEFINITIONS..........................................................................1
         1.1.     Terms Defined in Credit Agreement........................................................1
         1.2.     Definitions of Certain Terms Used Herein.................................................1

ARTICLE II            GRANT OF SECURITY INTEREST...........................................................5
         2.1.     Security Interest in Collateral..........................................................5
         2.2.     All Property Acknowledgement.............................................................7

ARTICLE III           REPRESENTATIONS AND WARRANTIES.......................................................7
         3.1.     Title, Perfection and Priority...........................................................7
         3.2.     Type and Jurisdiction of Organization, Organizational and Identification Numbers.........7
         3.3.     Principal Location.......................................................................7
         3.4.     Collateral Locations.....................................................................7
         3.5.     Deposit Accounts.........................................................................7
         3.6.     Exact Names..............................................................................7
         3.7.     Letter-of-Credit Rights and Chattel Paper................................................8
         3.8.     Accounts and Chattel Paper...............................................................8
         3.9.     Inventory................................................................................8
         3.10.    Intellectual Property....................................................................9
         3.11.    Filing Requirements......................................................................9
         3.12.    No Financing Statements, Security Agreements.............................................9
         3.13.    Pledged Collateral.......................................................................9

ARTICLE IV            COVENANTS...........................................................................10
         4.1.     General.................................................................................10
         4.2.     Receivables.............................................................................12
         4.3.     Inventory and Equipment.................................................................12
         4.4.     Delivery of Instruments, Securities, Chattel Paper and Documents........................13
         4.5.     Uncertificated Pledged Collateral.......................................................13
         4.6.     Pledged Collateral......................................................................14
         4.7.     Intellectual Property...................................................................15
         4.8.     Commercial Tort Claims..................................................................16
         4.9.     Letter-of-Credit Rights.................................................................16
         4.10.    No Interference.........................................................................16
         4.11.    Collateral Access Agreements............................................................16
         4.12.    Control Agreements......................................................................17
         4.13.    Change of Name or Location..............................................................17

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ARTICLE V             REMEDIES............................................................................17
         5.1.     Remedies................................................................................17
         5.2.     Grantor's Obligations Upon Default......................................................19
         5.3.     Grant of Intellectual Property License..................................................19

ARTICLE VI            ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY.......................................20
         6.1.     Account Verification....................................................................20
         6.2.     Authorization for Secured Party to Take Certain Action..................................20
         6.3.     Proxy...................................................................................21
         6.4.     Nature of Appointment; Limitation of Duty...............................................21

ARTICLE VII           GENERAL PROVISIONS..................................................................22
         7.1.     Waivers.................................................................................22
         7.2.     Limitation on Collateral Agent's and Lenders' Duty with Respect to the Collateral.......22
         7.3.     Compromises and Collection of Collateral................................................23
         7.4.     Secured Party Performance of Grantor Obligations........................................24
         7.5.     Specific Performance of Certain Covenants...............................................24
         7.6.     Dispositions Not Authorized.............................................................24
         7.7.     No Waiver; Amendments; Cumulative Remedies..............................................24
         7.8.     Limitation by Law; Severability of Provisions...........................................24
         7.9.     Reinstatement...........................................................................25
         7.10.    Benefit of Agreement....................................................................25
         7.11.    Survival of Representations.............................................................25
         7.12.    Taxes and Expenses......................................................................25
         7.13.    Headings................................................................................25
         7.14.    Termination.............................................................................25
         7.15.    Entire Agreement........................................................................26
         7.16.    CHOICE OF LAW...........................................................................26
         7.17.    CONSENT TO JURISDICTION.................................................................26
         7.18.    WAIVER OF JURY TRIAL....................................................................26
         7.19.    Indemnity...............................................................................26
         7.20.    Counterparts............................................................................27

ARTICLE VIII          NOTICES.............................................................................27
         8.1.     Sending Notices.........................................................................27
         8.2.     Change in Address for Notices...........................................................27

ARTICLE IX            THE COLLATERAL AGENT................................................................27


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                                            EXHIBITS


Exhibit A         --      Grantor's Information and Collateral Locations
Exhibit B         --      Deposit Accounts and Securities Accounts
Exhibit C         --      Letter of Credit Rights/Chattel Paper
Exhibit D         --      Intellectual Property Rights
Exhibit E         --      Title Documents
Exhibit F         --      Fixtures
Exhibit G         --      List of Pledged Collateral, Securities and Other Investment Property
Exhibit H-1       --      Material Contracts with Anti-Assignment Provisions
Exhibit H-2       --      Material Contracts Requiring Consent to Assignment
Exhibit H-3       --      Offices In Which Financing Statements Have Been Filed
Exhibit I         --      Form of Amendment

(Exhibits to be provided to the Securities and Exchange Commission upon request.)


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                          PLEDGE AND SECURITY AGREEMENT

         THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, this "SECURITY AGREEMENT") is entered into as of May 17, 2006, by and between Overhill Farms, Inc., as grantor (the "GRANTOR"), and GUGGENHEIM CORPORATE FUNDING, LLC, a Delaware limited liability company, in its capacity as collateral agent (the "COLLATERAL AGENT") for the lenders (the "LENDERS") from time to time party to the Credit Agreement referred to below.

                                    RECITALS

         WHEREAS, the Grantor, as borrower, the Lenders, the Collateral Agent and Guggenheim Corporate Funding, LLC, as Administrative Agent, Arranger and Syndication Agent, entered into a Senior Secured Credit Agreement dated as of April 17, 2006 (as it may be amended or modified from time to time, the "CREDIT AGREEMENT");

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Grantor under the Credit Agreement that the Grantor shall have executed and delivered this Agreement to the Collateral Agent, for itself and for the benefit of the other Agents and the Lenders, to secure all of the Secured Obligations (as defined below).

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor and the Collateral Agent, for itself and on behalf of the other Agents and the Lenders, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1. TERMS DEFINED IN CREDIT AGREEMENT. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         1.2. DEFINITIONS OF CERTAIN TERMS USED HEREIN. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

         "ACCOUNTS" means all of the Grantor's now owned or hereafter acquired right, title, and interest with respect to "Accounts" (as such term is defined in Article 9 of the UCC), and any and all Supporting Obligations in respect thereof.

         "AMENDMENT" shall have the meaning set forth in SECTION 4.4.

         "ARTICLE" means a numbered article of this Security Agreement, unless another document is specifically referenced.

         "CHATTEL PAPER" means all of the Grantor's now owned or hereafter acquired right, title, and interest with respect to "Chattel Paper", "Electronic Chattel Paper" and "Tangible Chattel Paper" (as such terms are defined in Article 9 of the UCC), and any and all Supporting Obligations in respect thereof.


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         "COLLATERAL" shall have the meaning set forth in ARTICLE II.

         "COLLATERAL ACCESS AGREEMENT" means any landlord waiver, collateral access agreement or other agreement, in form and substance satisfactory to the Collateral Agent, between the Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of the Grantor for any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

         "COMMERCIAL TORT CLAIMS" shall have the meaning set forth in Article 9 of the UCC.

         "COMPUTER HARDWARE AND SOFTWARE" means all of the Grantor's now owned or hereafter acquired right (including rights as licensee and lessee), title, and interest with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, Software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

         "CONTROL" shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

         "COPYRIGHTS" means, with respect to any Person, all of such Person's right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing;
(d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

         "DELIVERABLE COLLATERAL" means the following Pledged Collateral: (a) promissory notes having a face value in excess of $100,000; (b) limited liability company membership interests, (c) partnership interests and (d) shares of capital stock and other Securities, except, in the case of the foregoing clauses (a), (b), (c) and (d), Cash Equivalents held in a Deposit Account or a Securities Account.


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         "DOCUMENTS" means all of the Grantor's now owned or hereafter acquired right, title, and interest with respect to "Documents" (as such term is defined in Article 9 of the UCC), and any and all Supporting Obligations in respect thereof.

         "EQUITY INTERESTS" means all shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated and whether or not evidenced or represented by any stock certificate, certificated security or other instruments) of or in a corporation, partnership, limited liability company, or equivalent entity, whether voting or nonvoting, including general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act); PROVIDED, that the Capital Stock of TreeCon and United Airlines owned by the Grantor is hereby explicitly excluded from the definition of "Equity Interests".

         "EXEMPT DEPOSIT ACCOUNTS" means Deposit Accounts the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Grantor to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of the Grantor and (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Grantor.

         "EXHIBIT" refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

         "FIXTURES" shall have the meaning set forth in Article 9 of the UCC.

         "GENERAL INTANGIBLES" means all of the Grantor's now owned or hereafter acquired right, title, and interest with respect to "General Intangibles" (as such term is defined in Article 9 of the UCC) (including, without limitation, payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, goodwill, Patents, trade names, Trademarks, service marks, Copyrights, blueprints, drawings, licenses, permits, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all Supporting Obligations in respect thereof.

         "GOODS" shall have the meaning set forth in Article 9 of the UCC.

         "GRANTOR'S BOOKS" means all of the Grantor's now owned or hereafter acquired Documents, books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of the Grantor's Records (including without limitation, all tapes, books, cards, Software, data and computer programs in the possession or under the control of the Grantor or any other Person from time to time acting for the Grantor that at any time evidence or contain information relating to the Collateral or are otherwise necessary or helpful in the collection or realization thereof) relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information.


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         "INSTRUMENTS" means all of the Grantor's now owned or hereafter acquired right, title, and interest with respect to "Instruments" (as such term is defined in Article 9 of the UCC), and any and all Supporting Obligations in respect thereof.

         "INTELLECTUAL PROPERTY RIGHTS" shall mean any intellectual property rights of any description including, without limitation, Patents, Trademarks and Copyrights.

         "INVENTORY" means all of the Grantor's now owned or hereafter acquired right, title, and interest with respect to "Inventory" (as such term is defined in Article 9 of the UCC), including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by the Grantor as lessor, and raw materials, work in process, or materials used or consumed in the Grantor's business.

         "INVESTMENT PROPERTY" means all of the Grantor's now owned or hereafter acquired right, title, and interest with respect to "Investment Property" (as such term is defined in Article 9 of the UCC), and any and all Supporting Obligations in respect thereof, including, without limitation, all outstanding Equity Interests owned, or hereinafter acquired, by the Grantor; PROVIDED, that the Capital Stock of TreeCon and United Airlines owned by the Grantor is hereby explicitly excluded from the definition of "Investment Property".

         "LETTER-OF-CREDIT RIGHTS" shall have the meaning set forth in Article 9 of the UCC.

         "LICENSES" means, with respect to any Person, all of such Person's right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

         "PATENTS" means, with respect to any Person, all of such Person's right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein;
(c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

         "PLEDGED COLLATERAL" means all Instruments, Securities and other Investment Property of the Grantor, whether or not physically delivered to the Collateral Agent pursuant to this Security Agreement.

         "RECEIVABLES" means the Accounts, Chattel Paper, Documents, Investment Property, Instruments, Collections and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.


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         "RECORDABLE INTELLECTUAL PROPERTY" means intellectual Property the transfer of which is required to be recorded in the United States Patent and Trademark Office or the United States Copyright Office in order to be effective against subsequent third party transferees; provided that the following shall not be considered "Recordable Intellectual Property" hereunder: (a) unregistered United States Copyrights and (b) non-exclusive Licenses.

         "RECORDS" shall have the meaning set forth in Article 9 of the UCC.

         "SECTION" means a numbered section of this Security Agreement, unless another document is specifically referenced.

         "SECURITY" has the meaning set forth in Article 8 of the UCC.

         "SOFTWARE" shall have the meaning set forth in Article 9 of the UCC.

         "SECURED OBLIGATIONS" means all "Obligations" as defined in the Credit Agreement.

         "STOCK RIGHTS" means all dividends, instruments or other distributions and any other right or property which the Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

         "SUPPORTING OBLIGATIONS" shall have the meaning set forth in Article 9 of the UCC.

         "TRADEMARKS" means, with respect to any Person, all of such Person's right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing (but excluding any intent-to-use trademark applications to register any trademark, service mark or other mark for which an amendment to allege use or a statement of use (or the equivalent) has not been filed under applicable law, or if filed, has not been deemed in conformance with applicable law or examined and accepted respectively by the United States Patent and Trademark Office); (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II
                           GRANT OF SECURITY INTEREST

         2.1. SECURITY INTEREST IN COLLATERAL. The Grantor hereby pledges, assigns and grants to the Collateral Agent, for itself and for the benefit of the other Agents and the Lenders, a security interest in all of its right, title


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and interest in, to and under all of its personal property, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, the Grantor, and regardless of where located (all of which will be collectively referred to as the "COLLATERAL"), including:

                           (i)      all Accounts;

                           (ii)     all Chattel Paper;

                           (iii)    all Grantor's Books;

                           (iv)     all Equipment;

                           (v) all Computer Hardware and Software and all rights with respect thereto, including any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

                           (vi)     all Fixtures;

                           (vii)    all General Intangibles;

                           (viii)   all Goods;

                           (ix)     all Instruments;

                           (x)      all Inventory;

                           (xi)     all Investment Property;

                           (xii) all cash or cash equivalents (of every jurisdiction whatsoever);

                           (xiii) all letters of credit, Letter-of-Credit Rights and any and all Supporting Obligations in respect thereof;

                           (xiv) all Deposit Accounts with any bank or other financial institution;

                           (xv)     all Commercial Tort Claims;

                           (xvi)    all Intellectual Property Rights; and

                           (xvii) and all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds (including insurance proceeds from executive life insurance policies) and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and


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                                    other computer materials and records related
                                    thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations; PROVIDED, HOWEVER, that the Collateral shall not include any Exempt Deposit Accounts.

         2.2. ALL PROPERTY ACKNOWLEDGEMENT. The Grantor acknowledges that the description of Collateral in this ARTICLE II is intended to encompass all personal Property of the Grantor and the Grantor hereby represents and warrants that the description of Collateral in this ARTICLE II constitutes all personal Property of the Grantor.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         The Grantor represents and warrants to the Collateral Agent and the Lenders that:

         3.1. TITLE, PERFECTION AND PRIORITY. Except to the extent limited by anti-assignment provisions in certain Material Contracts listed on EXHIBIT H-1 hereto or provisions requiring consent to assignment by Borrower in certain Material Contracts listed on EXHIBIT H-2 hereto, the Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens, except for Liens permitted under SECTION 4.1(D), and has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against the Grantor in the locations listed on EXHIBIT H-3, the Collateral Agent will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing, subject only to Liens permitted under SECTION 4.1(D).

         3.2. TYPE AND JURISDICTION OF ORGANIZATION, ORGANIZATIONAL AND IDENTIFICATION NUMBERS. The type of entity of the Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on EXHIBIT A.

         3.3. PRINCIPAL LOCATION. The Grantor's mailing address and the location of its chief executive office are disclosed in EXHIBIT A; the Grantor has no other places of business except those set forth in EXHIBIT A.

         3.4. COLLATERAL LOCATIONS. All of the Grantor's locations where Collateral is located are listed on EXHIBIT A. All of said locations are owned by the Grantor, except for locations (i) which are leased by the Grantor as lessee and designated in Part VII(b) of EXHIBIT A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of EXHIBIT A.

         3.5. DEPOSIT ACCOUNTS. All of the Grantor's Deposit Accounts and Securities Accounts are listed on EXHIBIT B.

         3.6. EXACT NAMES. The Grantor's name in which it has executed this Security Agreement is the exact name as it appears in the Grantor's organizational documents, as amended, as filed with the Grantor's jurisdiction

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of organization. The Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition, except as set forth on EXHIBIT A.

         3.7. LETTER-OF-CREDIT RIGHTS AND CHATTEL PAPER. EXHIBIT C lists all Letter-of-Credit Rights in respect of letters of credit having a face or statement amount of more than $50,000 and Chattel Paper of the Grantor. All action by the Grantor necessary or desirable to protect and perfect the Collateral Agent's Lien on each Letter of Credit right in respect of letters of credit having a face or stated amount of more than $50,000 and each item of Chattel Paper of the Grantor (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Collateral Agent will have a fully perfected first priority security interest in the Collateral listed on EXHIBIT C, subject only to Liens permitted under SECTION 4.1(D).

         3.8. ACCOUNTS AND CHATTEL PAPER.

                  (a) The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of the Grantor relating thereto and in all invoices with respect thereto. As of the time when each Account or each item of Chattel Paper arises, the Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

                  (b) With respect to Accounts, (i) to the Grantor's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on the Grantor's books and records (subject to "bad debt" reserves as shown on the Grantor's financial statements) and any invoices, statements and Collateral Reports with respect thereto; (ii) the Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor's financial condition; and (iii) the Grantor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due.

                  (c) In addition, with respect to all Accounts of the Grantor,
(i) the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually and absolutely owing to the Grantor as indicated thereon and are not in any way contingent; (ii) no payments have been or shall be made thereon except payments immediately deposited into a Blocked Account as required pursuant to Section 12.02 of the Credit Agreement; and (iii) to the Grantor's knowledge, all Account Debtors have the capacity to contract.

         3.9. INVENTORY. With respect to any of the Grantor's Inventory, (a) such Inventory (other than Inventory in transit) is located at one of the Grantor's locations set forth on EXHIBIT A, (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by SECTION 4.1(F), (c) the Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except


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for the Lien granted to the Collateral Agent, for itself and for the benefit of the other Agents and Lenders, and except for Permitted Encumbrances, (d) except as specifically disclosed in the most recent Collateral Report, such Inventory is of good and merchantable quality, free from any defects, (e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (f) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and
(g) the completion of manufacture, sale or other disposition of such Inventory by the Collateral Agent following a Default or an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which the Grantor is a party or to which such property is subject.

         3.10. INTELLECTUAL PROPERTY. The Grantor does not have any interest in, or title to, any material Patent, Trademark or Copyright except as set forth in EXHIBIT D. The Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on EXHIBIT H-3, fully perfected first priority security interest in favor of the Collateral Agent, on the Grantor's Trademarks; and all action necessary or desirable to protect and perfect the Collateral Agent's Lien on the Grantor's Patents, Trademarks or Copyrights shall have been duly taken; PROVIDED that, the Collateral Agent has agreed that no filings with the United States Patent and Trademark Office shall be required until such filings are requested by Collateral Agent.

         3.11. FILING REQUIREMENTS. None of the Grantor's Equipment having a value in excess of $50,000 is covered by any certificate of title, except for the vehicles described in Part I of EXHIBIT E. None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) the vehicles described in Part II of EXHIBIT E and (b) Patents, Trademarks and Copyrights constituting Recordable Intellectual Property held by the Grantor and described in EXHIBIT D. The legal description, county and street address of each property on which any of the Grantor's Fixtures are located is set forth in EXHIBIT F together with the name and address of the record owner of each such property.

         3.12. NO FINANCING STATEMENTS, SECURITY AGREEMENTS. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Collateral Agent for itself and on behalf of the other Agents and the Lenders as the secured parties and (b) as permitted by
SECTION 4.1(D).

         3.13. PLEDGED COLLATERAL.

                  (a) EXHIBIT G sets forth a complete and accurate list of all of the Pledged Collateral. The Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on EXHIBIT G as being owned by it, free and clear of any Liens, except for the security interest granted to the Collateral Agent for itself and for the benefit of the other Agents and the Lenders hereunder and Permitted Encumbrances referred to in paragraphs (a) or (e) of the definition thereof. The Grantor further represents and warrants with respect to its Pledged Collateral that (i) all Pledged Collateral constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Collateral Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the Grantor has so informed the Collateral Agent so that the Collateral Agent may take steps to perfect its security interest therein as a General Intangible,
(iii) except to the extent otherwise permitted pursuant to Section 9.15 of the Credit Agreement, all Pledged Collateral held by a securities intermediary is covered by a control agreement among the Grantor, the securities intermediary and the Collateral Agent pursuant to which the Collateral Agent has Control and
(iv) all Pledged Collateral which represents Indebtedness owed to the Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

                  (b) In addition, the Grantor represents and warrants with respect to its Pledged Collateral that (i) to the Grantor's knowledge, none of the Pledged Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to the Pledged Collateral or which obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by the Grantor of the Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by the Grantor, or for the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

                  (c) Except as set forth in EXHIBIT G, the Grantor owns 100% of the issued and outstanding Equity Interests which constitutes Pledged Collateral of the Grantor and none of the Pledged Collateral which represents Indebtedness owed to the Grantor is subordinated in right of payment to other Indebtedness (other than the Obligations) or subject to the terms of an indenture.

                                   ARTICLE IV
                                    COVENANTS

         From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, the Grantor agrees that:

         4.1. GENERAL.

                  (a) AUTHORIZATION TO FILE FINANCING STATEMENTS; RATIFICATION. The Grantor hereby authorizes the Collateral Agent to file, and if requested will deliver to the Collateral Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Collateral Agent in order to maintain a first priority (subject to Permitted Encumbrances) perfected security interest in and, if applicable, Control of, the Collateral. Any financing statement filed by the Collateral Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate the Collateral
(1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor (if any), and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Grantor also agrees to furnish any such information to the Collateral Agent promptly upon request. The Grantor also ratifies its authorization for the Collateral Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

                  (b) DEFENSE OF COLLATERAL. The Grantor agrees to take any and all commercially reasonable actions necessary to defend title to the Collateral owned by it against all persons and to defend the security interest of the Collateral Agent in the Collateral owned by the Grantor and the priority thereof against any Lien not expressly permitted hereunder.

                  (c) DISPOSITION OF COLLATERAL. The Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions specifically permitted pursuant to Section 9.03 of the Credit Agreement.

                  (d) LIENS. The Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Security Agreement, and (ii) other Permitted Encumbrances.

                  (e) OTHER FINANCING STATEMENTS. The Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except as permitted by SECTION 4.1(D). The Grantor acknowledges that it is not authorized to file any financing statement naming the Collateral Agent as secured party and covering any Collateral or amendment or termination statement with respect to any financing statement without the prior written consent of the Collateral Agent, subject to the Grantor's rights under Section 9-509(d)(2) of the UCC.

                  (f) LOCATIONS. The Grantor will not (i) maintain any Collateral owned by it at any location other than those locations listed for the Grantor on EXHIBIT A, (ii) otherwise change, or add to, such locations without the Collateral Agent's prior written consent as required by the Credit Agreement (and if the Collateral Agent gives such consent, the Grantor will concurrently therewith obtain a Collateral Access Agreement for each such location to the extent required by the Credit Agreement), or (iii) change its principal place of business or chief executive office from the location identified for the Grantor on EXHIBIT A, other than as permitted by the Credit Agreement.

                  (g) COMPLIANCE WITH TERMS. The Grantor will perform and comply with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to the Collateral.

         4.2. RECEIVABLES.

                  (a) CERTAIN AGREEMENTS ON RECEIVABLES. The Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of a Default or an Event of Default, the Grantor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.

                  (b) COLLECTION OF RECEIVABLES. Except as otherwise provided in this Security Agreement, the Grantor will collect and enforce, at the Grantor's sole expense, all amounts due or hereafter due to the Grantor under the Receivables.

                  (c) DELIVERY OF INVOICES. Upon the occurrence of a Default or an Event of Default, the Grantor will deliver to the Collateral Agent immediately upon its request duplicate invoices with respect to each Account of the Grantor bearing such language of assignment as the Collateral Agent shall specify.

                  (d) ELECTRONIC CHATTEL PAPER. The Grantor shall take all steps necessary to grant the Collateral Agent Control of all electronic chattel paper in accordance with the UCC and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

         4.3. INVENTORY AND EQUIPMENT.

                  (a) MAINTENANCE OF GOODS. The Grantor will do all things necessary to maintain, preserve, protect and keep its Inventory and Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of the Grantor's business and except for ordinary wear and tear in respect of its Equipment.

                  (b) RETURNED INVENTORY. If an Account Debtor returns any Inventory to the Grantor when no Default or Event of Default exists, then the Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. In the event any Account Debtor returns Inventory to the Grantor when a Default or an Event of Default exists, the Grantor, upon the request of the Collateral Agent, shall:
(i) hold the returned Inventory in trust for the Collateral Agent; (ii) segregate all returned Inventory from all of its other Property; (iii) dispose of the returned Inventory solely according to the Collateral Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Collateral Agent's prior written consent. All returned Inventory shall be subject to the Collateral Agent's Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.

                  (c) INVENTORY COUNT; PERPETUAL INVENTORY SYSTEM. The Grantor will conduct a physical count of its Inventory at least once per Fiscal Year, and after and during the continuation of a Default or an Event of Default, at such other times as the Collateral Agent requests. The Grantor, at its own expense, shall deliver to the Collateral Agent the results of each physical verification, which the Grantor has made, or has caused any other Person to make on its behalf, of all or any portion of its Inventory. The Grantor will maintain a perpetual inventory reporting system at all times.

                  (d) EQUIPMENT. The Grantor shall promptly inform the Collateral Agent of any additions to or deletions from its Equipment which individually exceed $150,000. The Grantor shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Collateral Agent does not have a Lien. The Grantor will not, without the Collateral Agent's prior written consent, alter or remove any identifying symbol or number on any of the Grantor's Equipment constituting Collateral.

                  (e) TITLED VEHICLES. The Grantor will give the Collateral Agent notice of its acquisition of any vehicle covered by a certificate of title having a fair market value in excess of $50,000 and deliver to the Collateral Agent, upon request, the original of any vehicle title certificate and provide and/or file all other documents or instruments necessary to have the Lien of the Collateral Agent noted on any such certificate or with the appropriate state office.

         4.4. DELIVERY OF INSTRUMENTS, SECURITIES, CHATTEL PAPER AND DOCUMENTS. The Grantor will (a) deliver to the Collateral Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments owned by it constituting Collateral (if any then exist), (b) hold in trust for the Collateral Agent upon receipt and immediately thereafter deliver to the Collateral Agent any Chattel Paper, Securities and Instruments owned by it constituting Deliverable Collateral, (c) upon the Collateral Agent's request, deliver to the Collateral Agent (and thereafter hold in trust for the Collateral Agent upon receipt and immediately deliver to the Collateral Agent) any Document evidencing or constituting Collateral owned by it, and (d) upon the Collateral Agent's request, deliver to the Collateral Agent a duly executed amendment to this Security Agreement, in the form of EXHIBIT I hereto (an "AMENDMENT"), pursuant to which the Grantor will pledge such additional Collateral. The Grantor hereby authorizes the Collateral Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral set forth in such Amendments shall be considered to be part of the Collateral.

         4.5. UNCERTIFICATED PLEDGED COLLATERAL. The Grantor will permit the Collateral Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by the Grantor not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral owned by the Grantor not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Security Agreement. The Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral owned by the Grantor and (b) any securities intermediary which is the holder of any such Pledged Collateral, to cause the Collateral

Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, the Grantor will, with respect to Pledged Collateral owned by the Grantor held with a securities intermediary, cause such securities intermediary to enter into a control agreement with the Collateral Agent, in form and substance satisfactory to the Collateral Agent, giving the Collateral Agent Control.

         4.6. PLEDGED COLLATERAL.

                  (a) CHANGES IN CAPITAL STRUCTURE OF ISSUERS. The Grantor will not (i) permit or suffer any issuer of an Equity Interest constituting Pledged Collateral owned by the Grantor to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Permitted Encumbrances and sales of assets permitted pursuant to SECTION 4.1(C)) or merge or consolidate with any other entity other than as permitted pursuant to Section 9.03 of the Credit Agreement, or (ii) vote any Pledged Collateral owned by it in favor of any of the foregoing.

                  (b) ISSUANCE OF ADDITIONAL SECURITIES. The Grantor will not permit or suffer the issuer of an Equity Interest constituting Pledged Collateral owned by the Grantor to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to the Grantor.

                  (c) REGISTRATION OF PLEDGED COLLATERAL. The Grantor will permit any registerable Pledged Collateral owned by the Grantor to be registered in the name of the Collateral Agent or its nominee at any time following the occurrence and during the continuance of a Default or an Event of Default.

                  (d) EXERCISE OF RIGHTS IN PLEDGED COLLATERAL.

                           (i) Without in any way limiting the foregoing and subject to clause (ii) below, the Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by the Grantor for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; PROVIDED, HOWEVER, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Collateral Agent in respect of the Pledged Collateral owned by the Grantor.

                           (ii) The Grantor will permit the Collateral Agent or its nominee at any time after the occurrence and during the continuance of a Default or an Event of Default, without notice, to exercise all voting rights or other rights relating to Pledged Collateral owned by the Grantor, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral owned by the Grantor as if the Collateral Agent were the absolute owner thereof.

                           (iii) The Grantor shall be entitled to receive and retain any and all dividends, interest, distributions, cash, instruments and other payments and distributions made upon or in respect of the Collateral; provided, however, that any and all:

                                    (A) dividends, interest and other payments
                  and distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral;

                                    (B) additional stock, other securities,
                  limited liability company membership interests, partnership interests, promissory notes or other instruments or property paid or distributed in respect of any Delivered Collateral (other than promissory notes) by way of share-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement;

                                    (C) all other or additional stock, other
                  securities, limited liability company membership interests, partnership interests, promissory notes or other instruments or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of shares, conveyance of assets, liquidation or similar reorganization;

         shall be delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Grantor, be received in trust for the benefit of the Collateral Agent as Pledged Collateral, be segregated from the other property or funds of the Grantor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

         4.7. INTELLECTUAL PROPERTY.

                  (a) The Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Collateral Agent of any material License held by the Grantor (excluding non-exclusive Licenses of Software) and to enforce the security interests granted hereunder.

                  (b) The Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) material to the business of the Grantor may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding the Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

                  (c) Except where failure to do so could prejudice the Grantor's rights, the Grantor shall not, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Collateral Agent prior written notice thereof, and, upon request of the Collateral Agent, the Grantor shall execute and deliver any and all security agreements as the Collateral Agent may reasonably request to evidence the Collateral Agent's first priority security interest on such Patent, Trademark or Copyright, and the General Intangibles of the Grantor relating thereto or represented thereby.

                  (d) The Grantor shall take all commercially reasonable actions necessary or requested by the Collateral Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Grantor's Patents, Trademarks and Copyrights (now or hereafter existing), in each instance which are material to the conduct of its business, including, unless the Grantor shall reasonably determine that any such action would be of negligible economic value, the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

                  (e) The Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is in no way material to the conduct of its business or operations, or such action would be of negligible economic value, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Collateral Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that the Grantor institutes suit because any of the Patents, Trademarks or Copyrights owned by the Grantor constituting Collateral is infringed upon, or misappropriated or diluted by a third party, the Grantor shall comply with
SECTION 4.8.

         4.8. COMMERCIAL TORT CLAIMS. The Grantor shall promptly, and in any event within two Business Days after the same is acquired by it, notify the Collateral Agent of any Commercial Tort Claim in excess of $100,000 acquired by it and, unless the Collateral Agent otherwise consents, the Grantor shall enter into an amendment to this Security Agreement, in the form of EXHIBIT I hereto, granting to the Collateral Agent a first priority security interest in such Commercial Tort Claim.

         4.9. LETTER-OF-CREDIT RIGHTS. If the Grantor is or becomes the beneficiary of a letter of credit having a face or stated amount of in excess of $50,000, the Grantor shall promptly, and in any event within two Business Days after becoming a beneficiary, notify the Collateral Agent thereof and cause the issuer and/or confirmation bank to (i) consent to the assignment of any related Letter-of-Credit Rights to the Collateral Agent and (ii) agree to direct all payments thereunder to a Deposit Account maintained with one of the Lenders subject to a Blocked Account Agreement, all in form and substance reasonably satisfactory to the Collateral Agent.

         4.10. NO INTERFERENCE. The Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies.

         4.11. COLLATERAL ACCESS AGREEMENTS. The Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each property leased by the Grantor after the Effective Date, mortgagee of property acquired by the Grantor after the Effective Date or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral owned by the Grantor is stored or located, which agreement or letter shall be consistent with Collateral Access Agreements to be obtained pursuant to Section 8.14 of the Credit Agreement or otherwise reasonably satisfactory to the Collateral Agent.

         4.12. CONTROL AGREEMENTS. Except as otherwise provided in the Credit Agreement, the Grantor will provide to the Collateral Agent upon the Collateral Agent's request, a Control Agreement duly executed on behalf of each financial institution holding a Deposit Account or Securities Account of the Grantor as set forth on EXHIBIT B.

         4.13. CHANGE OF NAME OR LOCATION. The Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change the type of entity that it is, (c) change its organization identification number, if any, issued by its state of incorporation or other organization, or (d) change its state of incorporation or organization, in each case, unless the Collateral Agent shall have received at least thirty days prior written notice of such change.

                                    ARTICLE V
                                    REMEDIES

         5.1. REMEDIES.

                  (a) Upon the occurrence and during the continuance of a Default or an Event of Default, the Collateral Agent may exercise any or all of the following rights and remedies:

                           (i) those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; PROVIDED that, this SECTION 5.1(A) shall not be understood to limit any rights or remedies available to the Collateral Agent and the Lenders prior to a Default or an Event of Default;

                           (ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement;

                           (iii) give notice of sole control or any other instruction under any Control Agreement or any other control agreement with any securities intermediary and take any action therein with respect to such Collateral;

                           (iv) without notice (except as specifically provided in SECTION 7.1 or elsewhere herein), demand or advertisement of any kind to the Grantor or any other Person, enter the premises of the Grantor or any other location listed on EXHIBIT A where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at the Grantor's premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable; and

                           (v) concurrently with written notice to the Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral of the Grantor, to exchange certificates or instruments representing or evidencing Pledged Collateral of the Grantor for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral of the Grantor as though the Collateral Agent was the outright owner thereof.

                  (b) The Collateral Agent, for itself and on behalf of the other Agents and the Lenders, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

                  (c) The Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for itself or for the benefit of any other Agent or the Lenders, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

                  (d) Until the Collateral Agent is able to effect a sale, lease, or other disposition of the Collateral, the Collateral Agent shall have the right to hold or use the Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of the Collateral Agent's remedies (for itself and for the benefit of the other Agents and the Lenders), with respect to such appointment without prior notice or hearing as to such appointment.

                  (e) Notwithstanding the foregoing, neither the Collateral Agent nor the Lenders shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or
(iii) effect a public sale of any Collateral.

                  (f) The Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral owned by the Grantor and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. The Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Grantor or any issuer of Pledged Collateral to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Grantor and such issuer would agree to do so.

         5.2. GRANTOR'S OBLIGATIONS UPON DEFAULT. Upon the request of the Collateral Agent after the occurrence and during the continuance of a Default or an Event of Default, the Grantor will:

                  (a) assemble and make available to the Collateral Agent the Collateral owned by the Grantor and all books and records relating thereto at any place or places specified by the Collateral Agent, whether at the Grantor's premises or elsewhere;

                  (b) permit the Collateral Agent, by the Collateral
Agent's representatives and agents (i) to enter, occupy and use any premises where all or any part of the Collateral owned by the Grantor, or the books and records relating thereto, or both, are located, (ii) to take possession of all or any part of the Collateral owned by the Grantor, or the books and records relating thereto, or both, (iii) to remove all or any part of the Collateral owned by the Grantor, or the books and records relating thereto, or both, and
(iv) to conduct sales of the Collateral owned by the Grantor, without any obligation to pay the Grantor for such use and occupancy; and

                  (c) at its own expense, cause the independent certified public accountants then engaged by the Grantor to prepare and deliver to the Collateral Agent and each Lender, at any time, and from time to time, promptly upon the Collateral Agent's request, the following reports with respect to the
Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts;
(iii) trial balances; and (iv) a test verification of such Accounts.

         5.3. GRANT OF INTELLECTUAL PROPERTY LICENSE. For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this
ARTICLE V at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby (a) grants to the Collateral Agent, for itself and for the benefit of the other Agents and the Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, license or sublicense any Intellectual Property Rights now owned or hereafter acquired by the Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and
(b) irrevocably agrees that the Collateral Agent may sell any of the Grantor's Inventory directly to any person, including without limitation persons who have previously purchased the Grantor's Inventory from the Grantor and in connection with any such sale or other enforcement of the Collateral Agent's rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to the Grantor and any Inventory that is covered by any Copyright owned by or licensed to the Grantor and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to the Grantor and sell such Inventory as provided herein.


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

                                   ARTICLE VI
                  ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

         6.1. ACCOUNT VERIFICATION. The Collateral Agent may (i) prior to the occurrence of a Default or an Event of Default after consulting with the Grantor or (ii) after the occurrence and during the continuance of a Default or an Event of Default at any time following written notice to the Grantor, in each case in the Collateral Agent's own name, in the name of a nominee of the Collateral Agent, or in the name of the Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of the Grantor, parties to contracts with the Grantor and obligors in respect of Instruments of the Grantor to verify with such Persons, to the Collateral Agent's satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

         6.2. AUTHORIZATION FOR SECURED PARTY TO TAKE CERTAIN ACTION.

                  (a) The Grantor irrevocably authorizes the Collateral
Agent at any time and from time to time in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to execute on behalf of the Grantor as debtor and to file financing statements necessary or desirable in the Collateral Agent's sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent's security interest in the Collateral owned by the Grantor, (ii) upon the occurrence and during the continuance of a Default or an Event of Default, to endorse and collect any cash proceeds of the Collateral owned by the Grantor, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral owned by the Grantor as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent's security interest in the Collateral owned by the Grantor, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral owned by the Grantor or with securities intermediaries holding Pledged Collateral owned by the Grantor as may be necessary or advisable to give the Collateral Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral owned by the Grantor received by the Collateral Agent to the Secured Obligations as provided in
ARTICLE XII of the Credit Agreement, (vi) to discharge past due taxes, assessments, charges, fees or Liens in connection therewith on the Collateral owned by the Grantor (except for such Liens as are specifically permitted hereunder), (vii) upon the occurrence and during the continuance of a Default or an Event of Default, to contact Account Debtors of the Grantor for any reason,
(viii) upon the occurrence and during the continuance of a Default or an Event of Default, to demand payment or enforce payment of the Receivables of the Grantor in the name of the Collateral Agent or the Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables of the Grantor, (ix) upon the occurrence and during the continuance of a Default or an Event of Default, to sign the Grantor's name on any invoice or bill of lading relating to the Receivables of the Grantor, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables of the Grantor, (x) upon the occurrence and during the continuance of a Default or an Event of Default, to exercise all of the Grantor's rights and remedies with respect to the collection of the Receivables of the Grantor and any other Collateral owned by the Grantor, (xi) upon the occurrence and during


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

the continuance of a Default or an Event of Default, to settle, adjust, compromise, extend or renew the Receivables of the Grantor, (xii) upon the occurrence and during the continuance of a Default or an Event of Default, to settle, adjust or compromise any legal proceedings brought to collect Receivables of the Grantor, (xiii) upon the occurrence and during the continuance of a Default or an Event of Default, to prepare, file and sign the Grantor's name on a proof of claim in bankruptcy or similar document against any Account Debtor of the Grantor, (xiv) upon the occurrence and during the continuance of a Default or an Event of Default, to prepare, file and sign the Grantor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables of the Grantor, (xv) upon the occurrence and during the continuance of a Default or an Event of Default, to require Account Debtors to direct all payments to be delivered by mail to the Grantor to such address as the Collateral Agent may designate and to receive, open and dispose of all such mail addressed to the Grantor, and (xvi) to do all other acts and things necessary to carry out this Security Agreement; and the Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent in connection with any of the foregoing; PROVIDED that, this authorization shall not relieve the Grantor of any of its obligations under this Security Agreement, the Credit Agreement or the other Loan Documents.

                  (b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Collateral Agent, for itself and for the benefit of the other Agents and the Lenders, under this SECTION 6.2 are solely to protect the Collateral Agent's interests in the Collateral and shall not impose any duty upon the Collateral Agent, any other Agent or any Lender to exercise any such powers.

         6.3. PROXY. THE GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS THE PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) OF THE GRANTOR WITH RESPECT TO THE PLEDGED COLLATERAL OWNED BY THE GRANTOR, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF A DEFAULT OR AN EVENT OF DEFAULT.

         6.4. NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.14. NOTWITHSTANDING


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

ANYTHING CONTAINED HEREIN, NEITHER THE COLLATERAL AGENT, ANY OTHER AGENT, ANY LENDER, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         7.1. WAIVERS. The Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral owned by the Grantor may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantor, addressed as set forth in ARTICLE VIII, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Collateral Agent or any Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such Lender as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, the Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral owned by the Grantor made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, the Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral owned by it.

         7.2. LIMITATION ON COLLATERAL AGENT'S AND LENDERS' DUTY WITH RESPECT TO THE COLLATERAL. Notwithstanding any provision contained in this Security Agreement, neither Collateral Agent nor any Lender shall have any duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Grantor or any other Person for any failure to do so or delay in doing so. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, the Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or


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

other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of,
(iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. The Grantor acknowledges that the purpose of this SECTION 7.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent's exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this SECTION 7.2. Without limitation upon the foregoing, nothing contained in this SECTION 7.2 shall be construed to grant any rights to the Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this SECTION 7.2.

         7.3. COMPROMISES AND COLLECTION OF COLLATERAL. The Grantor and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, the Grantor agrees that the Collateral Agent may at any time and from time to time, if a Default or an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.


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

         7.4. SECURED PARTY PERFORMANCE OF GRANTOR OBLIGATIONS. Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which the Grantor has agreed to perform or pay in this Security Agreement and the Grantor shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this SECTION 7.4. The Grantor's obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

         7.5. SPECIFIC PERFORMANCE OF CERTAIN COVENANTS. The Grantor acknowledges and agrees that a breach of any of the covenants contained in SECTIONS 4.1(C), 4.1(D), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, or 5.2
will cause irreparable injury to the Collateral Agent and the Lenders, that the Collateral Agent and the Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the Lenders to seek and obtain specific performance of other obligations of the Grantor contained in this Security Agreement, that the covenants of the Grantor contained in the Sections referred to in this SECTION
7.5 shall be specifically enforceable against the Grantor.

         7.6. DISPOSITIONS NOT AUTHORIZED. The Grantor is not authorized to sell or otherwise dispose of any Collateral owned by it except as set forth in
SECTION 4.1(C) and notwithstanding any course of dealing between any Grantor and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell or otherwise dispose of the Collateral owned by any Grantor (except as set forth in SECTION 4.1(C)) shall be binding upon the Collateral Agent or the Lenders unless such authorization is in writing signed by the Collateral Agent.

         7.7. NO WAIVER; AMENDMENTS; CUMULATIVE REMEDIES. No delay or omission of the Collateral Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent with the concurrence or at the direction of the Lenders required under Section 14.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Lenders until the Secured Obligations have been paid in full.

         7.8. LIMITATION BY LAW; SEVERABILITY OF PROVISIONS. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.


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

         7.9. REINSTATEMENT. The Grantor agrees that this Security Agreement shall remain in full force and effect and continue to be effective against the Grantor should (i) any petition be filed by or against the Grantor for liquidation or reorganization, (ii) the Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or (iii) a receiver or trustee be appointed for all or any significant part of the Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         7.10. BENEFIT OF AGREEMENT. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantor, the Collateral Agent and the Lenders and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Grantor shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Collateral Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for itself and for the benefit of the other Agents and the Lenders, hereunder.

         7.11. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

         7.12. TAXES AND EXPENSES. Any taxes (including income taxes) payable or ruled payable by federal or state authority in respect of this Security Agreement shall be paid by the Grantor, together with interest and penalties, if any. The Grantor shall reimburse the Collateral Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Collateral Agent) paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantor.

         7.13. HEADINGS. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

         7.14. TERMINATION. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of the Collateral Agent or the Lenders which would give rise to any Secured Obligations are outstanding.

         7.15. ENTIRE AGREEMENT. This Security Agreement embodies the entire agreement and understanding between the Grantor and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantor and the Collateral Agent relating to the Collateral.

         7.16. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         7.17. CONSENT TO JURISDICTION. THE GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE GRANTOR AGAINST THE COLLATERAL AGENT OR ANY LENDER OR ANY AFFILIATE OF THE COLLATERAL AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

         7.18. WAIVER OF JURY TRIAL. THE GRANTOR, THE COLLATERAL AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         7.19. INDEMNITY. The Grantor hereby agrees to indemnify the Collateral Agent and the Lenders, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Collateral Agent or any Lender is a party thereto) imposed on, incurred by or asserted against the Collateral Agent or the Lenders, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral owned by the Grantor (including, without limitation, latent and other defects, whether or not discoverable by the Collateral Agent or the Lenders or the Grantor, and any claim for Patent, Trademark or Copyright infringement) except to the extent resulting from the gross negligence or willful misconduct of the Collateral Agent or the Lenders, as determined by a final judgment of a court of competent jurisdiction.

         7.20. COUNTERPARTS. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart.

                                  ARTICLE VIII
                                     NOTICES

         8.1. SENDING NOTICES. Any notice required or permitted to be given under this Security Agreement shall be sent by United States mail, telecopier, personal delivery or nationally established overnight courier service, and shall be deemed received (a) when received, if sent by hand or overnight courier service, or mailed by certified or registered mail notices or (b) when sent, if sent by telecopier (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), in each case addressed to the Grantor at the address set forth on EXHIBIT A as the Grantor's principal place of business, and to the Collateral Agent and the Lenders at the addresses set forth in and in accordance with Section 14.01 of the Credit Agreement.

         8.2. CHANGE IN ADDRESS FOR NOTICES. The Grantor, the Collateral Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

                                   ARTICLE IX
                              THE COLLATERAL AGENT

         Guggenheim Corporate Funding, LLC has been appointed Collateral Agent for itself and for the benefit of the other Agents and the Lenders hereunder pursuant to ARTICLE XIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Collateral Agent pursuant to the Credit Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in such ARTICLE XIII. Any successor Collateral Agent appointed pursuant to ARTICLE XIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

                            [Signature Page Follows]


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

         IN WITNESS WHEREOF, the Grantor and the Collateral Agent have executed this Security Agreement as of the date first above written.



                                        GRANTOR:

                                        OVERHILL FARMS, INC.

                                        By:  /S/ JOHN L. STEINBRUN
                                             -----------------------------------
                                             Name:  John L. Steinbrun
                                             Title:  Chief Financial Officer



                                        COLLATERAL AGENT:
                                        ----------------

                                        GUGGENHEIM CORPORATE FUNDING, LLC



                                        By: /S/ STEPHEN D. SAUTEL
                                            ---------------------
                                        Name:  Stephen D. Sautel
                                        Title: Managing Director



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